EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 2000 included in this Form 8-K/A, into SportsLine.com, Inc.'s previously filed registration statements on Form S-8 (registration nos. 333-46021, 333-46023 and 333-46029) and registration statements on Form S-3 (registration nos. 333-62685 and 333-78921).

Arthur Andersen LLP

Fort Lauderdale, Florida,
    February 18, 2000.